UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mind Medicine (MindMed) Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1582538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One World Trade Center

Suite 8500

New York, New York 10007

(650) 208-2454

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cynthia Hu

Chief Legal Officer & Secretary

Mind Medicine (MindMed) Inc.

One World Trade Center

Suite 8500

New York, New York 10007

(650) 208-2454

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan Sansom Cooley LLP 500 Boylston Street 14th Floor Boston, MA 02116-3736 (617) 937-2300	Trevor Scott Osler, Hoskin & Harcourt LLP Suite 1700, Guinness Tower 1055 West Hastings Street Vancouver, British Columbia, Canada V6E 2E9 (778) 785-3000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus covering the offering, issuance and sale by us of up to $200,000,000 of our Subordinate Voting Shares and/or warrants to purchase any of such securities from time to time in one or more offerings; and

•

a sales agreement prospectus which covers the offering, issuance and sale of up to $100,000,000 of our Subordinate Voting Shares that may be issued and sold under a sales agreement with Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The Subordinate Voting Shares that may be offered, issued and sold by us under the sales agreement prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated May 3, 2022

PROSPECTUS

$200,000,000

Subordinate Voting Shares

Warrants

From time to time, we may offer and sell up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer Subordinate Voting Shares upon the exercise of warrants.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Subordinate Voting Shares are listed on the NEO Exchange Inc., or NEO, under the symbol “MMED” and on The Nasdaq Capital Market, or Nasdaq, under the symbol “MNMD”. On May 2, 2022, the last reported sale price of our Subordinate Voting Shares on NEO was CAD 1.08 per Subordinate Voting Share and on Nasdaq was $0.84 per Subordinate Voting Share. The 2022 Annual General and Special Meeting of Shareholders, or the 2022 Annual Meeting, will be held on Wednesday, June 1, 2022. During our 2022 Annual Meeting, our shareholders will be voting to approve an alteration to our share structure to among other things re-designate the class of Subordinate Voting Shares as Common Shares. If approved, our Subordinate Voting Shares registered under this prospectus, and any supplement to this prospectus, will be re-designated as Common Shares. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus and any similar section contained in the applicable prospectus supplement and in any related free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total aggregate offering price of $200,000,000 of Subordinate Voting Shares and/or warrants to purchase any Subordinate Voting Shares, either individually or in combination.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement, any related free writing prospectus, together with the information and documents incorporated by reference herein as described under the heading “Incorporation of Certain Information by Reference.”

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Except as otherwise indicated or unless the context otherwise requires, references to “Corporation,” “Company,” “we,” “us,” “our” or “MindMed,” refer to Mind Medicine (MindMed) Inc. and its consolidated subsidiaries.

This prospectus may contain references to our trademarks and trade names and to trademarks and trade names belonging to other entities. Solely for convenience, trademarks and trade names referred to in this report may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us or our business by, any other companies.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Overview

MindMed is a clinical stage biopharmaceutical company developing novel products to treat brain health disorders, with a particular focus on psychiatry, addiction, pain and neurology. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative drug candidates, with and without acute perceptual effects, targeting the serotonin, dopamine and acetylcholine systems. This specifically includes pharmaceutically optimized drug products derived from the psychedelic and empathogen drug classes including LSD, R(-)-MDMA and zolunicant, or 18-MC, a congener of ibogaine.

Our lead drug candidate, MM-120, is a proprietary, pharmaceutically optimized form of lysergide, or LSD, and is being developed for the treatment of generalized anxiety disorder, or GAD. MM-120 is also being studied under various dosing regimens for the treatment of attention deficit hyperactivity disorder, or ADHD, and for the treatment of chronic pain. Phase 2 studies for MM-120 in GAD and ADHD are ongoing and a Phase 1/2 study of MM-120 in chronic pain is expected to begin in late 2022.

Our next most advanced drug candidate, MM-110, which has the non-proprietary name zolunicant, is our proprietary form of 18-methoxycoronaridine, a congener of ibogaine, which is being developed for the treatment of opioid withdrawal. MM-110 is an α3ß4 nicotinic cholinergic receptor antagonist that has been tested in preclinical models of withdrawal and substance use disorders. In those studies, MM-110 was shown to reduce signs of opioid withdrawal, and to reduce self-administration of opioids, stimulants and ethanol. We completed a Phase 1 study of MM-110 in late 2021 and plan to initiate a Phase 2a clinical trial in opioid withdrawal in 2022.

Our third drug candidate, MM-402, or R(-)-MDMA, is our proprietary form of the R-enantiomer of MDMA (3,4-methylenedioxymethamphetamine), which we are developing for the treatment of core symptoms of autism spectrum disorder. MDMA is a synthetic substance that is often referred to as an empathogen because it increases feelings of connectedness and compassion. Preclinical studies of R(-)-MDMA demonstrate its acute pro-social and empathogenic effects, while its diminished dopaminergic activity suggest that it will exhibit less stimulant activity, neurotoxicity, hyperthermia and abuse liability compared to racemic MDMA or the S(+)-enantiomer. We expect to initiate a Phase 1 study of MM-402 in 2023.

Beyond our lead drug candidates, we have a number of earlier stage research programs, primarily through external collaborations, through which we seek to expand our drug development pipeline and broaden the potential applications of our lead drug candidates. These research programs include non-clinical, pre-clinical and human clinical trials and investigator initiated trials, or IITs, of additional drug candidates and research compounds with our collaborators. Our external research programs include a broad multi-year exclusive research partnership with University Hospital Basel, or UHB, in Switzerland. Under the partnership, we have exclusive worldwide rights to data, compounds and patent rights associated with UHB’s research on LSD and other compounds, including data from preclinical studies and seven completed and four ongoing LSD trials. In addition, we have engaged in other relevant research collaborations to support our ongoing development efforts. Our research partnerships and IITs facilitate the advancement of our early-stage pipeline and the data obtained supports the identification of product candidates for additional company-sponsored drug development programs. We also have an ongoing partnership agreement with MindShift Compounds AG to develop next-generation compounds with psychedelic and empathogenic properties, and with Nextage Therapeutics Ltd. to undertake a collaborative research and development program for applications of Nextage’s unique brain-targeted liposome drug delivery system, or BTLS.

Our drug development strategy is closely complemented by a platform of digital medicine products that we are developing to facilitate adoption, use, and access to our products, if they receive regulatory approval and are marketed. In particular, we are developing multiple digital medicine products, including regulated software as a medical device, or SaMD, products as evidence-based therapeutic interventions for patients and healthcare providers to diagnose, prevent, manage or treat brain health disorders, or to facilitate the use of certain pharmaceutical products. We are also continuing to evaluate the potential to pair these SaMD products, which may include wearables and the latest in machine learning, with pharmacotherapies and psychotherapies to give healthcare providers the ability to optimize and better understand the patient journey and therapeutic outcomes from pre-care through after-care.

Our business is premised on a growing body of research supporting the use of novel psychoactive medications to treat a myriad of brain health disorders. For all product candidates, we intend to proceed through research and development, and with marketing of the product candidates that may ultimately be approved, if any, pursuant to the regulations of the FDA and other international regulatory authorities. This entails, among other things, conducting clinical trials with research scientists, using internal and external clinical drug development teams, producing and supplying drugs according to current Good Manufacturing Practices, or GMP, and conducting all trials and development in accordance with the regulations of the U.S. Food and Drug Administration, or FDA, and other international regulatory authorities.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and we will remain an emerging growth company until the earliest to occur of: (1) the last day of the first fiscal year in which we have more than $1.07 billion in annual revenue; (2) the date on which we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year of the fifth anniversary of the completion of our initial listing in the United States on April 12, 2021. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including:

•	not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Company Information

We were incorporated under the laws of the Province of British Columbia. Our wholly owned subsidiary, Mind Medicine, Inc., or MindMed US, was incorporated in Delaware. Prior to February 27, 2020, our operations were conducted through MindMed US. Our office is located at One World Trade Center, Suite 8500, New York, New York 10007, and our telephone number at that location is (650) 208-2454. Our website address is http://mindmed.co. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus.

THE SECURITIES WE MAY OFFER

We may offer the Subordinate Voting Shares and/or warrants to purchase Subordinate Voting Shares, either individually or in combination, up to a total aggregate offering price of $200,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer Subordinate Voting Shares upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	aggregate principal amount or aggregate offering price;

•

the designation, number and terms of the Subordinate Voting Shares issuable upon exercise of warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;

•	rates and times of payment of dividends, if any;

•	redemption, conversion, exchange or sinking funds terms, if any;

•

conversion or exchange prices or rates, if any, and if applicable, any provision for changes or adjustment in the conversion or exchange prices or rates in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	voting or other rights, if any; and

•	important United States and Canadian federal income tax considerations.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters, or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment or other options, if any; and

•	the net proceeds to us.

Subordinate Voting Shares

We may offer Subordinate Voting Shares. Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Our Subordinate Voting Shares are described in greater detail in this prospectus under “Description of Capital Stock.”

If approved at our 2022 Annual Meeting, our Subordinate Voting Shares registered under this prospectus will be re-designated as Common Shares.

Warrants

We may offer warrants for the purchase of Subordinate Voting Shares, in one or more series, from time to time. We may issue warrants independently or together with Subordinate Voting Shares and the warrants may be attached to or separate from such securities.

The warrants will be evidenced by warrant certificates and may be issued under one or more warrant agreements, which are contracts between us and a warrant agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements, if applicable, and warrant certificates that contain the terms of the warrants, if applicable. If applicable, specific warrant agreements will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any subsequent filings with the SEC incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Subordinate Voting Shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements, other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•

the timing, progress and results of our investigational MM-120 LSD treatment, MM-110 opioid withdrawal treatment and MM-402 R(-)-MDMA treatment product candidates (together, our “lead drug candidates”), including statements regarding the timing of initiation and completion of trials or studies and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•	our reliance on the success of our investigational MM-120 LSD treatment;

•	the timing, scope or likelihood of regulatory filings and approvals and ability to obtain and maintain regulatory approvals for product candidates for any indication;

•	our expectations regarding the size of the eligible patient populations for MM-120 LSD treatment, MM-110 opioid withdrawal treatment and MM-402 R(-)-MDMA treatment, if approved for commercial use;

•	our ability to identify third-party therapy sites to conduct our trials and our ability to identify and train appropriately qualified therapists to administer our treatments;

•	our ability to implement our business model and our strategic plans for our business and our investigational MM-120 LSD treatment;

•	our ability to identify new indications for our lead drug candidates beyond our current primary focuses;

•	our ability to identify, develop or acquire digital technologies to enhance our administration of our lead drug candidates;

•	our ability to achieve profitability and then sustain such profitability;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	the pricing, coverage and reimbursement of our lead drug candidates, if approved;

•	the rate and degree of market acceptance and clinical utility of our lead drug candidates, in particular, and controlled substances, in general;

•	future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

•	our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;

•	our expectations regarding potential benefits of our investigational lead drug candidates and our therapeutic approach generally;

•	our ability to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;

•	regulatory developments in the United States, under the laws and regulations of England and Wales, and other jurisdictions;

•	the effectiveness of our internal control over financial reporting;

•	the effect of the ongoing and evolving COVID-19 pandemic, including mitigation efforts and economic effects, on any of the foregoing or other aspects of our business or operations;

•	our expectations regarding our revenue, expenses and other operating results;

•	the costs and success of our marketing efforts, and our ability to promote our brand;

•	our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

•	our ability to effectively manage our growth; and

•	our ability to compete effectively with existing competitors and new market entrants.

These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties, including risks associated with the ongoing COVID-19 pandemic. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K, as well as any subsequent filings with the SEC incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or the applicable document incorporated by reference herein, as the case may be, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

The net proceeds to MindMed from any offering of securities, the proposed use of those proceeds and the specific business objectives that we expect to accomplish with such proceeds will be set forth in the applicable prospectus supplement relating to that offering of securities.

There may be circumstances where, on the basis of results obtained or for other sound business reasons, a reallocation of funds may be necessary or prudent. Accordingly, our management will have broad discretion in the timing and application of these proceeds. The actual amount that we spend in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable prospectus supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set forth in the applicable prospectus supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities.

DESCRIPTION OF CAPITAL STOCK

The following description sets forth certain material terms and provisions of the securities of the Company that are registered under Section 12 of the Securities Exchange Act of 1934, as amended. The following description of our securities is intended as a summary only and is qualified in its entirety by reference to our notice of articles and amended and restated articles, and any amendments thereto, or the Articles, each of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein, and to the applicable provisions of the Business Corporations Act (British Columbia), or the BCBCA.

General

As of December 31, 2021, our share capital consists of an unlimited number of Subordinate Voting Shares, no par value per share, and an unlimited number of Multiple Voting Shares, no par value per share. No Multiple Voting Shares are currently issued and outstanding.

The Subordinate Voting Shares and the Multiple Voting Shares are substantially identical with the exception of the multiple voting and conversion rights attached to the Multiple Voting Shares and the related take-over bid protections attached to the Subordinate Voting Shares as more particularly described herein.

On March 14, 2022, all of the issued and outstanding Multiple Voting Shares converted into Subordinate Voting Shares on the basis of one (1) Multiple Voting Share for one hundred (100) Subordinate Voting Shares. As of the date of this prospectus, there are no Multiple Voting Shares outstanding and we do not intend to issue any Multiple Voting Shares in the future.

During our 2022 Annual Meeting to be held on June 1, 2022, our shareholders will be voting to approve an alteration to our share structure to re-designate the class of Subordinate Voting Shares as Common Shares as well as to eliminate the Multiple Voting Shares. If approved, our Subordinate Voting Shares registered under this prospectus, and any supplement to this prospectus, will be re-designated as Common Shares.

Subordinate Voting Shares

Voting Rights

Under our Articles, the holders of Subordinate Voting Shares are entitled to receive notice of and to vote at every meeting of the shareholders of the Company and shall have one vote for each share held at any meeting of the shareholders.

Dividends

Subject to the prior rights of holders of our Multiple Voting Shares, if applicable, the holders of Subordinate Voting Shares are entitled to receive dividends as and when declared by our board of directors. We have never declared or paid cash dividends on our share capital, and we do not currently intend to pay any cash dividends on our share capital in the foreseeable future. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business. Any future determination related to dividend policy will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions and capital requirements. In addition, our ability to pay cash dividends on our share capital in the future may be limited by the terms of any future debt or preferred securities we issue or any credit facilities we enter into.

Liquidation

Subject to the prior payment to holders of our Multiple Voting Shares, if any, in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of Subordinate Voting Shares are entitled to share pro rata in the distribution of the balance of our assets.

Rights and Preferences

The holders of Subordinate Voting Shares have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our Subordinate Voting Shares. There is no provision in our articles requiring the holders of Subordinate Voting Shares to contribute additional capital or permitting or restricting the issuance of additional securities or any other material restrictions. The rights, preferences and privileges of the holders of Subordinate Voting Shares may be subject to, and adversely affected by, the rights of the holders of any series of Multiple Voting Shares that we may designate in the future.

Multiple Voting Shares

We do not have any Multiple Voting Shares outstanding. Subject to shareholder approval at our 2022 Annual Meeting, we expect to amend our share structure to eliminate the Multiple Voting Shares. Under our notice of articles and Articles, we are authorized to issue, without shareholder approval, an unlimited number of Multiple Voting Shares, issuable in one or more series, and, subject to the provisions of the BCBCA, having such designations, rights, privileges, restrictions and conditions, including dividend and voting rights, as our board of directors may determine, and such rights and privileges, including dividend and voting rights, may be superior to those of the Subordinate Voting Shares.

Voting Rights

Holders of Multiple Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting, holders of Multiple Voting Shares will be entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could ultimately then be converted, which for greater certainty, shall initially equal one hundred (100) votes per Multiple Voting Share.

Alteration to Rights of Multiple Voting Shares

As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Multiple Voting Shares. Consent of the holders of a majority of the outstanding Multiple Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights contained in this paragraph, each holder of Multiple Voting Shares will have one vote in respect of each Multiple Voting Share held.

Dividends

The holder of Multiple Voting Shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the Conversion Ratio, as defined below) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend will be declared or paid on the Multiple Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares.

Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis) and Subordinate Voting Shares.

Rights to Subscribe; Pre-Emptive Rights

The holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company now or in the future.

Right to Convert

Each Multiple Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such shares, into fully paid and nonassessable Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares by the Conversion Ratio applicable to such share, determined as hereafter provided, in effect on the date the Multiple Voting Share is surrendered for conversion. The initial “Conversion Ratio” for shares of Multiple Voting Shares shall be 100 Subordinate Voting Shares for each Multiple Voting Share, subject to any applicable adjustments.

Transfer Agent and Registrar

Our transfer agent and registrar for our Subordinate Voting Shares is Computershare Investor Services Inc., with an address of 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9.

Listing

Our Subordinate Voting Shares are listed on The Nasdaq Capital Market under the trading symbol “MNMD” and on the NEO Exchange Inc. under the trading symbol “MMED”.

Advance Notice Procedures and Shareholder Proposals

Under the BCBCA, shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting.

In addition, our Articles require that shareholders provide us with advance notice of their intention to nominate any persons, other than those nominated by management, for election to our board of directors at a meeting of shareholders.

These provisions could have the effect of delaying the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.

DESCRIPTION OF WARRANTS

The Company may issue warrants to purchase Subordinate Voting Shares. Such warrants may be issued independently or together with Subordinate Voting Shares and may be attached or separate from such Subordinate Voting Shares. The warrants may be issued under one or more warrant agreements to be entered into between the Company and a warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. The description in an accompanying prospectus supplement of any warrants the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if the Company offers warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase Subordinate Voting Shares, the number of shares of Subordinate Voting Shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special United States or Canadian federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the Province of British Columbia.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market offerings,” negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters or agents, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than Subordinate Voting Shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the Subordinate Voting Shares on The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Subordinate Voting Shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus, and any supplement thereto, is being delivered and certain legal matters with respect to Canadian law will be passed upon by Osler, Hoskin & Harcourt LLP, Vancouver, Canada. Certain matters in respect of U.S. securities laws may be opined upon by Cooley LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Mind Medicine (MindMed) Inc. appearing in Mind Medicine (MindMed) Inc. Annual Report (Form 10-K) as of December 31, 2021 and 2020, and for the three years ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGE IN INDEPENDENT ACCOUNTANTS

On March 28, 2022, our board of directors determined not to reappoint the Company’s principal accountant, Ernst & Young LLP (EY), for the fiscal year ending December 31, 2022. The principal accountant’s report of EY on the consolidated financial statements of the Company as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

As at December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 through March 28, 2022, there were no disagreements with EY, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to EY’s satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with any reports it would have issued. As at December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 through March 28, 2022, except as set forth below, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K. In connection with the preparation of our consolidated financial statements as of and for the fiscal year ended December 31, 2021, EY identified an instance of a material weakness in our internal controls over financial reporting in connection with the Company’s accounting for contracts. This reportable event was discussed among the Audit Committee and EY. EY has been authorized by the Company to respond fully to the inquiries of KPMG LLP, or KPMG, the successor independent registered public accounting firm to the Company, concerning this reportable event.

EY addressed a letter to the SEC stating that it concurs with the statements made by the Company with respect to EY. A copy of such letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on March 28, 2022.

On March 28, 2022, our board of directors approved the engagement of KPMG, as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The Company’s engagement of KPMG is subject to the approval of the Company’s shareholders at our 2022 Annual Meeting.

In connection with the Company’s appointment of KPMG as the Company’s independent registered public accounting firm, the Company has not consulted with KPMG on (i) the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

We maintain a website at http://mindmed.co. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information and documents listed below that we have filed with the SEC (Commission File No. 001-40360):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 28, 2022, or the 2021 Form 10-K;

•

our Current Reports on Form 8-K, filed with the SEC on January 7, 2022, January  25, 2022, February  23, 2022, March  25, 2022 and March 28, 2022 to the extent the information in such reports is filed and not furnished; and

•

the description of our share capital set forth in our registration statement on Form 8-A, filed with the SEC on April  22, 2021, or reports filed for the purposes of updating this description, including Exhibit 4.1 of the 2021 Form 10-K.

We also incorporate by reference any future filings (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Mind Medicine (MindMed) Inc., Attention: Corporate Secretary, One World Trade Center, Suite 8500, New York, New York 10007. Our phone number is (650) 208-2454. You may also view the documents that we file with the SEC and incorporate by reference in this prospectus on our corporate website at http://mindmed.co. The information on our website is not incorporated by reference and is not a part of this prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated May 3, 2022

PROSPECTUS

Up to $100,000,000

Subordinate Voting Shares

We have entered into a sales agreement with Cantor Fitzgerald & Co., or Cantor, and Oppenheimer & Co. Inc., or Oppenheimer, and together, the Agents, relating to Subordinate Voting Shares offered by this prospectus, or the sales agreement. In accordance with the terms of the sales agreement, we may offer and sell Subordinate Voting Shares having an aggregate offering price of up to $100,000,000 from time to time through the Agents acting as our agents.

Our Subordinate Voting Shares are listed on the NEO Exchange Inc., or NEO, under the symbol “MMED” and on The Nasdaq Capital Market, or Nasdaq, under the symbol “MNMD”. On May 2, 2022, the last reported sale price of our Subordinate Voting Shares on NEO was CAD 1.08 per Subordinate Voting Share and on Nasdaq was $0.84 per Subordinate Voting Share. The 2022 Annual General and Special Meeting of Shareholders, or the 2022 Annual Meeting, will be held on Wednesday, June 1, 2022. During our 2022 Annual Meeting, our shareholders will be voting to approve an alteration to our share structure to among other things re-designate the Subordinate Voting Shares as Common Shares. If approved, our Subordinate Voting Shares registered under this prospectus, and any supplement to this prospectus, will be re-designated as Common Shares.

Sales of our Subordinate Voting Shares, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Agents are not required to sell any specific amount of securities, but will each act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agents for Subordinate Voting Shares sold pursuant to the sales agreement will be equal to 3.0% of the gross proceeds of any Subordinate Voting Shares sold under the sales agreement. See “Plan of Distribution” for additional information regarding compensation to be paid to the Agents. In connection with the sale of Subordinate Voting Shares on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus and any similar section contained in the applicable prospectus supplement and in any related free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor	Oppenheimer & Co.

, 2022

ABOUT THIS PROSPECTUS

This prospectus relates to a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $200,000,000. The $100,000,000 of Subordinate Voting Shares that may be offered, issued and sold under this prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus forms a part, this prospectus will be deemed a prospectus supplement to such base prospectus.

This prospectus relates to the offering of our Subordinate Voting Shares. Before buying any of the Subordinate Voting Shares that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of Subordinate Voting Shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Except as otherwise indicated or unless the context otherwise requires, references to “Corporation,” “Company,” “we,” “us,” “our” or “MindMed,” refer to Mind Medicine (MindMed) Inc. and its consolidated subsidiaries.

This prospectus may contain references to our trademarks and trade names and to trademarks and trade names belonging to other entities. Solely for convenience, trademarks and trade names referred to in this report may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us or our business by, any other companies.

S-i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Overview

MindMed is a clinical stage biopharmaceutical company developing novel products to treat brain health disorders, with a particular focus on psychiatry, addiction, pain and neurology. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative drug candidates, with and without acute perceptual effects, targeting the serotonin, dopamine and acetylcholine systems. This specifically includes pharmaceutically optimized drug products derived from the psychedelic and empathogen drug classes including LSD, R(-)-MDMA and zolunicant, or 18-MC, a congener of ibogaine.

Our lead drug candidate, MM-120, is a proprietary, pharmaceutically optimized form of lysergide, or LSD, and is being developed for the treatment of generalized anxiety disorder, or GAD. MM-120 is also being studied under various dosing regimens for the treatment of attention deficit hyperactivity disorder, or ADHD, and for the treatment of chronic pain. Phase 2 studies for MM-120 in GAD and ADHD are ongoing and a Phase 1/2 study of MM-120 in chronic pain is expected to begin in late 2022.

Our next most advanced drug candidate, MM-110, which has the non-proprietary name zolunicant, is our proprietary form of 18-methoxycoronaridine, a congener of ibogaine, which is being developed for the treatment of opioid withdrawal. MM-110 is an α3ß4 nicotinic cholinergic receptor antagonist that has been tested in preclinical models of withdrawal and substance use disorders. In those studies, MM-110 was shown to reduce signs of opioid withdrawal, and to reduce self-administration of opioids, stimulants and ethanol. We completed a Phase 1 study of MM-110 in late 2021 and plan to initiate a Phase 2a clinical trial in opioid withdrawal in 2022.

Our third drug candidate, MM-402, or R(-)-MDMA, is our proprietary form of the R-enantiomer of MDMA (3,4-methylenedioxymethamphetamine), which we are developing for the treatment of core symptoms of autism spectrum disorder. MDMA is a synthetic substance that is often referred to as an empathogen because it increases feelings of connectedness and compassion. Preclinical studies of R(-)-MDMA demonstrate its acute pro-social and empathogenic effects, while its diminished dopaminergic activity suggest that it will exhibit less stimulant activity, neurotoxicity, hyperthermia and abuse liability compared to racemic MDMA or the S(+)-enantiomer. We expect to initiate a Phase 1 study of MM-402 in 2023.

Beyond our lead drug candidates, we have a number of earlier stage research programs, primarily through external collaborations, through which we seek to expand our drug development pipeline and broaden the potential applications of our lead drug candidates. These research programs include non-clinical, pre-clinical and human clinical trials and investigator initiated trials, or IITs, of additional drug candidates and research compounds with our collaborators. Our external research programs include a broad multi-year exclusive research partnership with University Hospital Basel, or UHB, in Switzerland. Under the partnership, we have exclusive worldwide rights to data, compounds and patent rights associated with UHB’s research on LSD and other compounds, including data from preclinical studies and seven completed and four ongoing LSD trials. In addition, we have engaged in other relevant research collaborations to support our ongoing development efforts. Our research partnerships and IITs facilitate the advancement of our early-stage pipeline and the data obtained supports the identification of product candidates for additional company-sponsored drug development programs. We also have an ongoing partnership agreement with MindShift Compounds AG to develop next-generation compounds with psychedelic and empathogenic properties, and with Nextage Therapeutics Ltd. to undertake a collaborative research and development program for applications of Nextage’s unique brain-targeted liposome drug delivery system, or BTLS.

Our drug development strategy is closely complemented by a platform of digital medicine products that we are developing to facilitate adoption, use, and access to our products, if they receive regulatory approval and are marketed. In particular, we are developing multiple digital medicine products, including regulated software as a medical device, or SaMD, products as evidence-based therapeutic interventions for patients and healthcare providers to diagnose, prevent, manage or treat brain health disorders, or to facilitate the use of certain pharmaceutical products. We are also continuing to evaluate the potential to pair these SaMD products, which may include wearables and the latest in machine learning, with pharmacotherapies and psychotherapies to give healthcare providers the ability to optimize and better understand the patient journey and therapeutic outcomes from pre-care through after-care.

Our business is premised on a growing body of research supporting the use of novel psychoactive medications to treat a myriad of brain health disorders. For all product candidates, we intend to proceed through research and development, and with marketing of the product candidates that may ultimately be approved, if any, pursuant to the regulations of the FDA and other international regulatory authorities. This entails, among other things, conducting clinical trials with research scientists, using internal and external clinical drug development teams, producing and supplying drugs according to current Good Manufacturing Practices, or GMP, and conducting all trials and development in accordance with the regulations of the U.S. Food and Drug Administration, or FDA, and other international regulatory authorities.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and we will remain an emerging growth company until the earliest to occur of: (1) the last day of the first fiscal year in which we have more than $1.07 billion in annual revenue; (2) the date on which we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year of the fifth anniversary of the completion of our initial listing in the United States on April 12, 2021. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including:

•	not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Company Information

We were incorporated under the laws of the Province of British Columbia. Our wholly owned subsidiary, Mind Medicine, Inc., or MindMed US, was incorporated in Delaware. Prior to February 27, 2020, our operations were conducted through MindMed US. Our office is located at One World Trade Center, Suite 8500, New York, New York 10007, and our telephone number at that location is (650) 208-2454. Our website address is http://mindmed.co. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus.

THE OFFERING

Subordinate Voting Shares Offered By Us	Our Subordinate Voting Shares having an aggregate offering price of up to $100,000,000.

Subordinate Voting Shares to be Outstanding After This Offering	Up to 540,832,886 shares (as more fully described in the notes following this table), assuming sales of 119,388,729 Subordinate Voting Shares in this offering at an offering price of $0.84 per share, the last reported sale price of our Subordinate Voting Shares on Nasdaq on April 28, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agents, Cantor and Oppenheimer. See “Plan of Distribution” on page S-12.

Use of Proceeds	We currently intend to use the net proceeds from this offering primarily to fund the research and development of our product candidates, acquire or license products or technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions or licenses as of the date of this prospectus, and for working capital and general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus.

Risk Factors	Investing in our Subordinate Voting Shares involves significant risks. See “Risk Factors” on page S-5 of this prospectus, and under similar headings in other documents incorporated by reference into this prospectus.

Nasdaq Capital Market symbol	“MNMD”

NEO Exchange Inc. Listing symbol	“MMED”

The information discussed above is based on 421,444,157 Subordinate Voting Shares outstanding on December 31, 2021 and excludes:

•	23,093,044 Subordinate Voting Shares issuable upon the exercise of stock options outstanding as of December 31, 2021, at a weighted-average exercise price of CAD 1.86 per share;

•	9,667,217 Subordinate Voting Shares issuable upon the exercise of unvested restricted stock units outstanding as of December 31, 2021;

•	792,783 Subordinate Voting Shares issuable upon the exercise of vested and unissued restricted stock units outstanding as of December 31, 2021;

•	1,888,350 Subordinate Voting Shares issuable upon the exercise of compensation warrants outstanding as of December 31, 2021;

•	20,651,580 Subordinate Voting Shares issuable upon the exercise of financing warrants outstanding as of December 31, 2021; and

•	30,524,172 Subordinate Voting Shares reserved for future issuance under our stock option plan.

To the extent that outstanding options or warrants are exercised or we issue additional options, warrants or Subordinate Voting Shares in the future, there will be further dilution to investors purchasing Subordinate Voting Shares in this offering.

RISK FACTORS

Investing in our Subordinate Voting Shares involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of our securities in this offering. These risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Additional Risks Related to This Offering

We have broad discretion over the use of our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our Subordinate Voting Shares. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the price of our Subordinate Voting Shares to decline and delay the development of our product candidates. Pending their use, we may invest our cash, cash equivalents and marketable securities in a manner that does not produce income or that loses value. See “Use of Proceeds.”

If you purchase Subordinate Voting Shares in this offering, you may suffer immediate dilution of your investment.

The offering price per share in this offering may exceed the net tangible book value per Subordinate Voting Share outstanding prior to this offering. Assuming that an aggregate of 119,388,729 Subordinate Voting Shares are sold at a price of $0.84 per share, the last reported sale price of our Subordinate Voting Shares on The Nasdaq Capital Market on April 28, 2022, for aggregate gross proceeds of $100.0 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.38 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2021, after giving effect to this offering and the assumed offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Investors in this offering may experience future dilution.

In order to raise additional capital, we may in the future offer additional Subordinate Voting Shares or other securities convertible into, or exchangeable for, our Subordinate Voting Shares at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell our Subordinate Voting Shares or other related securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional Subordinate Voting Shares or related securities in future transactions is less than the price per share in this offering, investors who purchase our Subordinate Voting Shares in this offering will suffer dilution in their investment.

In addition, we have a significant number of stock options and warrants exercisable for our Subordinate Voting Shares outstanding. To the extent that outstanding stock options or warrants have been or may be exercised, investors purchasing our Subordinate Voting Shares in this offering may experience further dilution in the future. Furthermore, a significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our Subordinate Voting Shares to drop significantly, even if our business is doing well.

We do not know whether an active, liquid and orderly trading market will continue for our Subordinate Voting Shares or what the market price of our Subordinate Voting Shares will be and as a result it may be difficult for you to sell your Subordinate Voting Shares.

The Subordinate Voting Shares commenced trading in Canada on the NEO in March 2020 and on the Nasdaq Capital Market in April 2021, but we can provide no assurance that we will be able to sustain an active trading market for our shares. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. Furthermore, an inactive market may also impair our ability to raise capital by selling our Subordinate Voting Shares and may impair our ability to enter into strategic collaborations or acquire companies, technologies or other assets by using our Subordinate Voting Shares as consideration.

The Subordinate Voting Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements, other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•

the timing, progress and results of our investigational MM-120 LSD treatment, MM-110 opioid withdrawal treatment and MM-402 R(-)-MDMA treatment product candidates (together, our “lead drug candidates”), including statements regarding the timing of initiation and completion of trials or studies and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•	our reliance on the success of our investigational MM-120 LSD treatment;

•	the timing, scope or likelihood of regulatory filings and approvals and ability to obtain and maintain regulatory approvals for product candidates for any indication;

•	our expectations regarding the size of the eligible patient populations for MM-120 LSD treatment, MM-110 opioid withdrawal treatment and MM-402 R(-)-MDMA treatment, if approved for commercial use;

•	our ability to identify third-party therapy sites to conduct our trials and our ability to identify and train appropriately qualified therapists to administer our treatments;

•	our ability to implement our business model and our strategic plans for our business and our investigational MM-120 LSD treatment;

•	our ability to identify new indications for our lead drug candidates beyond our current primary focuses;

•	our ability to identify, develop or acquire digital technologies to enhance our administration of our lead drug candidates;

•	our ability to achieve profitability and then sustain such profitability;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	the pricing, coverage and reimbursement of our lead drug candidates, if approved;

•	the rate and degree of market acceptance and clinical utility of our lead drug candidates, in particular, and controlled substances, in general;

•	future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

•	our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;

•	our expectations regarding potential benefits of our investigational lead drug candidates and our therapeutic approach generally;

•	our ability to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;

•	regulatory developments in the United States, under the laws and regulations of England and Wales, and other jurisdictions;

•	the effectiveness of our internal control over financial reporting;

•	the effect of the ongoing and evolving COVID-19 pandemic, including mitigation efforts and economic effects, on any of the foregoing or other aspects of our business or operations;

•	our expectations regarding our revenue, expenses and other operating results;

•	the costs and success of our marketing efforts, and our ability to promote our brand;

•	our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

•	our ability to effectively manage our growth; and

•	our ability to compete effectively with existing competitors and new market entrants.

These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties, including risks associated with the ongoing COVID-19 pandemic. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in this prospectus, and in our most recent annual report on Form 10-K, as well as any subsequent filings with the SEC that are incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the applicable document incorporated by reference herein, as the case may be, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We may issue Subordinate Voting Shares having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with the Agents as a source of financing.

We currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DILUTION

If you invest in our Subordinate Voting Shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our Subordinate Voting Shares after this offering.

Our historical net tangible book value as of December 31, 2021 was $124.9 million, or $0.30 per Subordinate Voting Share. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the 421,444,157 Subordinate Voting Shares outstanding on December 31, 2021.

After giving effect to the issuance and sale of our Subordinate Voting Shares in the aggregate amount of $100.0 million in this offering at an assumed offering price of $0.84 per share, the last reported sale price of our Subordinate Voting Shares on The Nasdaq Capital Market on April 28, 2022, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2021 would have been $221.3 million, or $0.41 per share. This represents an immediate increase of $0.11 in the as adjusted net tangible book value per share to existing shareholders and immediate dilution of $0.43 in the as adjusted net tangible book value per share to investors purchasing Subordinate Voting Shares in this offering. Dilution per share to investors in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by investors in this offering. The following table illustrates this per share dilution to the investors purchasing Subordinate Voting Shares in this offering:

Assumed public offering price per share		$0.84
Historical net tangible book value per share as of December 31, 2021	$0.30
Increase in as adjusted net tangible book value per share attributable to this offering	0.11

As adjusted net tangible book value per share after this offering		0.41

Dilution per share to investors in this offering		$0.43

The information discussed above is based on 421,444,157 Subordinate Voting Shares outstanding on December 31, 2021 and excludes:

•	23,093,044 Subordinate Voting Shares issuable upon the exercise of stock options outstanding as of December 31, 2021, at a weighted-average exercise price of CAD 1.86 per share;

•	9,667,217 Subordinate Voting Shares issuable upon the exercise of unvested restricted stock units outstanding as of December 31, 2021;

•	792,783 Subordinate Voting Shares issuable upon the exercise of vested and unissued restricted stock units outstanding as of December 31, 2021;

•	1,888,350 Subordinate Voting Shares issuable upon the exercise of compensation warrants outstanding as of December 31, 2021;

•	20,651,580 Subordinate Voting Shares issuable upon the exercise of financing warrants outstanding as of December 31, 2021; and

•	30,524,172 Subordinate Voting Shares reserved for future issuance under our stock option plan.

The shares in this offering are being sold from time to time at various prices. An increase of $0.40 per share in the price at which the shares are sold from the assumed offering price of $0.84 per share shown in the table above, assuming all of our shares in the aggregate amount of $100.0 million during the term of the sales agreement is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.44 per share and would increase the dilution in net tangible book value per share to investors in this offering to $0.80 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.40 per share in the price at which the shares are sold from the assumed offering price of $0.84 per share shown in the table above, assuming all of our shares in the aggregate amount of $100.0 million during the term of the sales agreement is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.34 per share and would decrease the dilution in net tangible book value per share to investors in this offering to $0.10 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options or warrants are exercised or we issue additional options, warrants or Subordinate Voting Shares in the future, there will be further dilution to investors purchasing Subordinate Voting Shares in this offering.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM sales agreement, or the sales agreement, with the Agents, under which we may offer and sell up to $100,000,000 of our Subordinate Voting Shares from time to time through the Agents, acting as agents on our behalf. Sales of the Subordinate Voting Shares, if any, may be made at market prices by any method deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on Nasdaq or any other existing trading market for our Subordinate Voting Shares.

We may instruct the Agents not to sell our Subordinate Voting Shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend or terminate the offering of our Subordinate Voting Shares upon notice and subject to other conditions.

We will pay the Agents commissions for their services for acting as Agents in the sale of our Subordinate Voting Shares. The aggregate compensation payable to the Agents will be 3.0% of the gross sales price of Subordinate Voting Shares sold pursuant to the sales agreement. We will also reimburse the Agents up to $75,000 for their fees and expenses incurred in connection with the execution of the sales agreement and $25,000 for each program “refresh” as provided in the sales agreement. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding commissions and expense reimbursement payable to the Agents under the terms of the sales agreement, will be approximately $570,000. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Settlement for sales of our Subordinate Voting Shares will occur on the second trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), in return for payment of the net proceeds to us. Sales of our Subordinate Voting Shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agents will use their commercially reasonable efforts, consistent with their sales and trading practices, to solicit offers to purchase our Subordinate Voting Shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of our Subordinate Voting Shares on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all Subordinate Voting Shares subject to the sales agreement or (2) the termination of the sales agreement as permitted therein. We may terminate the sales agreement at any time upon five days’ prior notice and the Agents may each terminate the sales agreement at any time upon ten days’ prior notice.

The Agents and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our Subordinate Voting Shares while the offering is ongoing under this prospectus.

This prospectus and the accompanying base prospectus in electronic format may be made available on a website maintained by each of the Agents and the Agents may distribute this prospectus and the accompanying base prospectus electronically.

Our Subordinate Voting Shares are listed on Nasdaq under the symbol “MNMD” and on NEO under the symbol “MMED”. The transfer agent of our Subordinate Voting Shares is Computershare Investor Services Inc.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a purchaser who acquires as beneficial owner Subordinary Voting Shares pursuant to this offering, and who, for purposes of the Tax Act and at all relevant times, (i) is not, and is not deemed to be, resident in Canada, (ii) holds the Subordinary Voting Shares as capital property, (iii) deals at arm’s length with, and is not affiliated with, the Company, (iv) does not use or hold and will not be deemed to use or hold, the Subordinary Voting Shares in a business carried on in Canada, and (v) has not entered into a “derivative forward agreement” with respect to the Subordinate Voting Shares (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an “authorized foreign bank” within the meaning of the Tax Act or an insurer carrying on an insurance business in Canada and elsewhere.

This summary is based upon the provisions of the Tax Act and in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, or the Proposed Amendments, the Canada-United States Tax Convention (1980) (the “Treaty”), and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative policies or assessing practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of the Subordinary Voting Shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of the Subordinary Voting Shares should consult their own tax advisors having regard to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Subordinary Voting Shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Non-Resident Holder may be affected by fluctuations in the Canadian-U.S. dollar exchange rate.

Dividends

Dividends paid or credited on the Subordinary Voting Shares or deemed to be paid or credited on the Subordinary Voting Shares to a Non-Resident Holder by the Company are subject to Canadian withholding tax under the Tax Act at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax convention. For example, under the Treaty, the rate of withholding tax on dividends paid or credited or deemed to be paid or credited to a beneficially entitled Non-Resident Holder who is resident in the United States for purposes of the Treaty and who is fully entitled to the benefits of the Treaty is generally reduced to 15% of the gross amount of the dividend. Non-Resident Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.

Dispositions

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Subordinary Voting Share, unless the Subordinary Voting Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Provided the Subordinary Voting Shares are listed on a “designated stock exchange,” as defined in the Tax Act (which currently includes NEO and Nasdaq), at the time of disposition, the Subordinary Voting Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length for purposes of the Tax Act and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships owned 25% or more of issued shares of any class or series of the capital stock of the Company; and (ii) more than 50% of the fair market value of the shares of the Company was derived directly or indirectly from one or any combination of: (a) real or immovable property situated in Canada, (b) “Canadian resource properties” (as defined in the Tax Act), (c) “timber resource properties” (as defined in the Tax Act) and (d) options in respect of, or interests in or for civil law rights in, property in any of the foregoing, whether or not such properties exist. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Subordinary Voting Shares could be deemed to be taxable Canadian property. Non-Resident Holders whose Subordinate Voting Shares may constitute taxable Canadian property should consult their own tax advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each, as defined below) of the ownership and disposition of our Subordinate Voting Shares offered pursuant to this prospectus. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, the alternative minimum tax, or the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended, or the Code, and does not address any U.S. federal non-income tax consequences such as estate or gift tax consequences or any tax consequences arising under any state, local, or non-U.S. tax laws, or any other U.S. federal tax laws. This discussion is based on the Code and applicable Treasury Regulations promulgated thereunder, judicial decisions and published rulings, and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to U.S. holders and non-U.S. holders who purchase our Subordinate Voting Shares offered by this prospectus and who hold our Subordinate Voting Shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;

•

partnerships or other entities or arrangements treated as partnerships, pass-throughs, or disregarded entities for U.S. federal income tax purposes (and investors therein), S corporations or other pass- through entities (including hybrid entities);

•	“controlled foreign corporations;”

•	“passive foreign investment companies;”

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	banks, financial institutions, investment funds, insurance companies, brokers or dealers in securities;

•	persons who have elected to mark securities to market;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans;

•	persons that acquired our Subordinate Voting Shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	persons that acquired our Subordinate Voting Shares pursuant to the exercise of warrants or conversion rights under convertible instruments;

•	persons who hold Subordinate Voting Shares that constitute “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code;

•	persons who acquired our Subordinate Voting Shares in a transaction subject to the gain rollover provisions of the Code (including Section 1045 of the Code);

•	persons that own, or have owned, actually or constructively, more than 5% of our Subordinate Voting Shares;

•	regulated investment companies or real estate investment trusts;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. holders whose “functional currency” is not the U.S. dollar;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons holding our Subordinate Voting Shares as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our Subordinate Voting Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our Subordinate Voting Shares and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our Subordinate Voting Shares.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR SUBORDINATE VOTING SHARES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY U.S. FEDERAL NON-INCOME TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definitions of U.S. Holder and Non-U.S. Holder

For purposes of this discussion, a U.S. holder is any beneficial owner of our Subordinate Voting Shares that is any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our Subordinate Voting Shares that is, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from our Subordinate Voting Shares.

Tax Classification of the Company as a U.S. Domestic Corporation

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is incorporated under the laws of Canada, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. However, Section 7874 of the Code, provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.

The Company believes and has taken the position that it is treated as a U.S. domestic corporation for U.S. federal income tax purposes pursuant to Section 7874(b) of the Code as a result of the February 27, 2020 reverse takeover transaction between Broadway Gold Mining Ltd., Madison Metals Inc., Broadway Delaware Subco Inc. and Mind Medicine, Inc. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. It is anticipated that such U.S. and Canadian tax treatment will continue indefinitely and that our Subordinate Voting Shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers.

Tax Considerations for U.S. Holders

Distributions on Our Subordinate Voting Shares

As described above in the section titled “Dividends” we have not paid and do not anticipate paying dividends in the foreseeable future. However, if we make cash or other property distributions on our Subordinate Voting Shares, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in your income as ordinary income when received. A U.S. Holder must include any Canadian tax withheld from the dividend payment in the gross amount of the dividend even though the holder does not in fact receive it. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. In addition, corporate U.S. holders may be entitled to claim the dividends-received deduction with respect to dividends paid on the Subordinate Voting Shares. Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our Subordinate Voting Shares, but not below zero. Any amount distributed in excess of a holder’s tax basis will be treated as gain realized on the sale or other disposition of our Subordinate Voting Shares and will be treated as described under the section titled “Gain on Disposition of Our Subordinate Voting Shares” below.

Dividends on the Subordinate Voting Shares will not constitute foreign source income for U.S. foreign tax credit limitation purposes because the Company, even though organized as a Canadian corporation, will be treated as a U.S. corporation for U.S. federal income tax purposes, as described above under “Tax Classification of the Company as a U.S. Domestic Corporation.” Therefore, a U.S. holder may not be able to claim a U.S. foreign tax credit for any Canadian tax unless the U.S. holder has sufficient other foreign source income.

Gain on Disposition of Our Subordinate Voting Shares

Upon the sale or other taxable disposition of our Subordinate Voting Shares, U.S. holders generally will recognize capital gain or loss equal to the difference between the amount realized by such holders on the disposition and their adjusted tax basis in their Subordinate Voting Shares. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder held his, hers, or its Subordinate Voting Shares for more than one year as of the time of disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

To the extent a sale or other taxable disposition of our Subordinate Voting Shares by a U.S. holder results in Canadian tax payable by the U.S. holder, such U.S. holder may not be able to claim a U.S. foreign tax credit for any Canadian tax unless the U.S. holder has sufficient other foreign source income, as discussed above under “—Distributions on our Subordinate Voting Shares”.

Foreign Currency

The amount of any distribution paid to a U.S. holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of our Subordinate Voting Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning and disposing of foreign currency.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of Subordinate Voting Shares payable to a U.S. holder that is not an exempt recipient. In addition, certain U.S. holders may be subject to backup withholding, currently at a 24% rate, with respect to the payment of distributions on our Subordinate Voting Shares and certain payments of proceeds on the sale or redemption of our Subordinate Voting Shares unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number (generally, on a properly completed IRS Form W-9), and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is generally allowable as a credit against such U.S. holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner. U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Tax Considerations for Non-U.S. Holders

Distributions on Our Subordinate Voting Shares

As described above in the section titled “Dividends” we have not paid and do not anticipate paying dividends in the foreseeable future. However, if we make cash or other property distributions on our Subordinate Voting Shares, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our Subordinate Voting Shares, but not below zero. Any amount distributed in excess of basis will be treated as gain realized on the sale or other disposition of our Subordinate Voting Shares and will be treated as described under the section titled “Gain on Disposition of Our Subordinate Voting Shares” below.

Subject to the discussions below regarding effectively connected income, backup withholding, and Sections 1471 through 1474 of the Code, or FATCA, dividends paid to a non-U.S. holder of our Subordinate Voting Shares generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or the applicable withholding agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or the applicable withholding agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or the applicable withholding agent, either directly or through other intermediaries.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our Subordinate Voting Shares in connection with the conduct of a trade or business in the United States, and dividends paid on our Subordinate Voting Shares are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment or fixed base in the United States, if required by an applicable tax treaty), the non-U.S. holder will generally be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid on our Subordinate Voting Shares generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Subordinate Voting Shares

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our Subordinate Voting Shares, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

our Subordinate Voting Shares constitute a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our Subordinate Voting Shares, and our Subordinate Voting Shares are not regularly traded on an established securities market as defined by applicable Treasury Regulations.

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We do not believe that we are, or have been, and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Subordinate Voting Shares may not be subject to U.S. federal income tax if our Subordinate Voting Shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our Subordinate Voting Shares paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required (because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty) and regardless of whether such distributions constitute dividends. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our Subordinate Voting Shares provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends paid on our Subordinate Voting Shares and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our Subordinate Voting Shares. The U.S. Treasury Department released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our Subordinate Voting Shares. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers (including applicable withholding agents) may generally rely on the proposed Treasury Regulations until final regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our Subordinate Voting Shares.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Cooley LLP, New York, New York, our U.S. counsel, and Osler, Hoskin & Harcourt LLP, our Canadian counsel. Covington & Burling LLP, New York, New York, is counsel to each of Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc. in connection with this offering.

EXPERTS

The consolidated financial statements of Mind Medicine (MindMed) Inc. appearing in Mind Medicine (MindMed) Inc. Annual Report (Form 10-K) as of December 31, 2021 and 2020, and for the three years ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on authority of such firm as experts in accounting and auditing.

CHANGE IN INDEPENDENT ACCOUNTANTS

On March 28, 2022, our board of directors determined not to reappoint the Company’s principal accountant, Ernst & Young LLP (EY), for the fiscal year ending December 31, 2022. The principal accountant’s report of EY on the consolidated financial statements of the Company as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

As at December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 through March 28, 2022, there were no disagreements with EY, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to EY’s satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with any reports it would have issued. As at December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 through March 28, 2022, except as set forth below, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K. In connection with the preparation of our consolidated financial statements as of and for the fiscal year ended December 31, 2021, EY identified an instance of a material weakness in our internal controls over financial reporting in connection with the Company’s accounting for contracts. This reportable event was discussed among the Audit Committee and EY. EY has been authorized by the Company to respond fully to the inquiries of KPMG LLP, or KPMG, the successor independent registered public accounting firm to the Company, concerning this reportable event.

EY addressed a letter to the SEC stating that it concurs with the statements made by the Company with respect to EY. A copy of such letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on March 28, 2022.

On March 28, 2022, our board of directors approved the engagement of KPMG, as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The Company’s engagement of KPMG is subject to the approval of the Company’s shareholders at our 2022 Annual Meeting.

In connection with the Company’s appointment of KPMG as the Company’s independent registered public accounting firm, the Company has not consulted with KPMG on (i) the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

We maintain a website at http://mindmed.co. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information and documents listed below that we have filed with the SEC (Commission File No. 001-40360):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 28, 2022, or the 2021 Form 10-K;

•

our Current Reports on Form 8-K, filed with the SEC on January 7, 2022, January  25, 2022, February  23, 2022, March  25, 2022 and March 28, 2022 to the extent the information in such reports is filed and not furnished; and

•

the description of our share capital set forth in our registration statement on Form 8-A, filed with the SEC on April 22, 2021, or reports filed for the purposes of updating this description, including Exhibit 4.1 of the 2021 Form 10-K.

We also incorporate by reference any future filings (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Mind Medicine (MindMed) Inc., Attention: Corporate Secretary, One World Trade Center, Suite 8500, New York, New York 10007. Our phone number is (650) 208-2454. You may also view the documents that we file with the SEC and incorporate by reference in this prospectus on our corporate website at http://mindmed.co. The information on our website is not incorporated by reference and is not a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company existing under the BCBCA. Some of our directors, officers, and the experts named in this prospectus, reside outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Subordinate Voting Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Subordinate Voting Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Osler, Hoskin & Harcourt LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or ‘‘blue sky’’ laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Osler, Hoskin & Harcourt LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

Up to $100,000,000

Subordinate Voting Shares

PROSPECTUS

Cantor	Oppenheimer & Co.

, 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses, other than any underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All amounts are estimated except for the SEC registration fee.

SEC Registration Fee		$18,540
FINRA Filing Fee (if applicable)		225,000
Legal Fees and Expenses			*
Nasdaq Capital Market Listing Fees			*
Accounting Fees			*
Printing and Miscellaneous Fees			*

Total	$		*

*

These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Company is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia), or the Act, and the indemnification provisions set forth in the Company’s articles. The Company has also entered into indemnity agreements with certain of the Company’s directors and executive officers which provide our directors and executive officers with contractual rights to indemnification and, in some cases, expenses advancement in any action or proceedings arising out of their services as one of our directors and executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

Under the Company’s articles and Section 160 of the Act, subject to Section 163 of the Act, the Company may:

(a)	indemnify an individual who:

(i)	is or was a director or officer of the Company,

(ii)	is or was a director or officer of another corporation (A) at a time when such corporation is or was an affiliate of the Company; or (B) at the Company’s request, or

(iii)	at the Company’s request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties, defined below, to which the eligible party is or may be liable; and

(b)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

(ii)

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under the Company’s articles, the Company may also indemnify any employee, agent or representative of the Company subject to any restrictions under the Act.

Under the Company’s articles and Section 161 of the Act, and subject to Section 163 of the Act, the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that the Company must not make such payments unless the Company first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Company must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by the Company’s memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by the Company’s memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; or

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not either indemnify the eligible party under Section 160(a) of the Act against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of the Company or an eligible party, the court may do one or more of the following:

(a)	order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

(e)	make any other order the court considers appropriate.

Section 165 of the Act provides that the Company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation. Under the Company’s articles, the Company may also purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

•	is or was a director, alternate director, officer, employee or agent of the Company;

•	is or was a director, alternate director, officer, employee or agent of another corporation at a time when such corporation is or was an affiliate of the Company;

•	at the Company’s request, is or was, a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

•

at the Company’s request, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her as a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

The Company maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers.

Pursuant to the Company’s articles, the failure of a director or officer of the Company to comply with the Act or the Company’s articles does not invalidate any indemnity to which he or she is entitled under the Company’s articles.

***

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

1.2	Controlled Equity OfferingSM Sales Agreement, dated May 3, 2022, among Cantor Fitzgerald & Co., Oppenheimer & Co. Inc. and Mind Medicine (MindMed) Inc.

3.1	Amended and Restated Articles of Mind Medicine (MindMed) Inc., effective as of June 3, 2021 (incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K filed with the SEC on March 28, 2022).

3.2	Notice of Articles, Incorporated on July 26, 2010 (incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K filed with the SEC on March 28, 2022).

4.1	Form of Subordinate Voting Share Certificate (incorporated by reference to Exhibit 4.2 to the registrant’s Annual Report on Form 10-K filed with the SEC on March 28, 2022).

4.2*	Form of Warrant Agreement (including form of Warrant Certificate).

5.1	Opinion of Osler, Hoskin & Harcourt LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Opinion of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).

107	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs(a)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on May 3, 2022.

Mind Medicine (MindMed) Inc.

By:	/s/ Robert Barrow
Robert Barrow
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Barrow and Cynthia Hu as his or her true and lawful attorneys in fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert Barrow
Robert Barrow	Chief Executive Officer and Director	May 3, 2022
(Principal Executive and Financial Officer)

/s/ Carrie F. Liao
Carrie F. Liao, CPA	Vice President, Corporate Controller and Accounting Principal	May 3, 2022
(Principal Accounting Officer)

/s/ Carol A. Vallone
Carol A. Vallone	Board Chair	May 3, 2022

/s/ Andreas Krebs
Andreas Krebs	Board Vice Chair	May 3, 2022

/s/ Miri Halperin Wernli
Miri Halperin Wernli, PhD	Executive President and Director	May 3, 2022

/s/ Brigid A. Makes
Brigid A. Makes	Director	May 3, 2022

/s/ Sarah Y. Vinson
Sarah Y. Vinson, MD	Director	May 3, 2022

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as duly authorized representative of Mind Medicine (MindMed) Inc. in the United States, on the 3rd day of May, 2022.

/s/ Cynthia Hu
Cynthia Hu, Chief Legal Officer & Secretary